Exhibit 99.1

FOR IMMEDIATE RELEASE

Shawne Horn
Corporate Communications
press@earthbiofuels.net

Doug Jones
Investor Relations
investors@earthbiofuels.net

Earth Biofuels Announces Two New BioWillie® Locations in Oklahoma;
Agreement with Choctaw Nation of Oklahoma Widens Biodiesel Distribution in State

DALLAS (December 20, 2006) — Earth Biofuels, Inc.  (OTCBB:  EBOF), the exclusive distributor of Willie Nelson’s brand of biodiesel — BioWillie® — today announced a product and marketing agreement with the Choctaw Nation of Oklahoma. With 13 Choctaw Travel Plaza locations along the heavily traveled I-75 and Highway 69 highway corridor in Oklahoma, the agreement will increase the availability of biodiesel in the state.This agreement represents the first Native American-owned business relationship for Earth Biofuels.

BioWillie® brand biodiesel will initially be offered in two locations being the Choctaw Travel Plaza #2 in Durant and the Choctaw Travel Plaza in Stringtown.

“We are proud of this relationship with the Choctaw Nation of Oklahoma,” said Earth Biofuels Vice President of Sales Jim Horton.  “It represents a commitment by the Choctaw Nation of Oklahoma to help our truckers support American farmers and provide another avenue which seeks to decrease our dependency on foreign oil.  This also offers an extraordinary step for Earth Biofuels to establish retail BioWillie® brand biodiesel pump locations throughout their entire retail distribution network.”

“The Choctaw Nation is pleased to be leading the way for alternative fuels in Oklahoma. Since we serve thousands of trucks each day at our Choctaw Travel Plazas, offering BioWillie® brand biodiesel not only gives us a competitive advantage, but allows us to provide more choices of fuel to American truck drivers,” said Chief Gregory E. Pyle, Choctaw Nation of Oklahoma.

Choctaw Travel Plaza #2 is located on Highway I-75/Highway 69 north of Denison, Texas and just south of Durant, Oklahoma.  Choctaw Travel Plaza Stringtown is located approximately 30 miles north of Durant, on Highway 69.  Each Choctaw Travel Plaza offers convenience stores, services for truck drivers, and provides multiple pumps for BioWillie® brand biodiesel customers.

Earth Biofuels’ BioWillie® brand biodiesel pumps are currently located in seven states, including California, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee and Texas. BioWillie® is a premium blend of biodiesel and petroleum diesel.  The biodiesel is made from vegetable seeds, such as soybeans.

About Earth Biofuels

Earth Biofuels produces and distributes biodiesel fuel through the company’s network of wholesale and retail outlets. The fuel is sold under Willie Nelson’s brand name, “BioWillie®.” Earth Biofuels also produces and markets liquefied natural gas (LNG).  The Company is focused on meeting the growing demand for alternative and renewable fuels in the domestic market. The Company’s Web site is www.earthbiofuels.com.

Forward-Looking Statements Disclosure

This press release may contain “forward-looking statements” within the meaning of the federal securities laws.  In this context, forward-looking statements may address the Company’s expected future business and financial performance, and often contain words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “seeks,” “will,” and other terms with similar meaning.  These forward-looking statements by their nature address matters that are, to different degrees, uncertain. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can provide no assurances that these assumptions will prove to be correct.  In connection with the “safe harbor” provisions of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, important factors that, among others, could cause or result in actual results and experience to differ materially from the Company’s anticipated results, projections, or other expectations are disclosed in the Company’s filings with the Securities and Exchange Commission.  All forward-looking statements in this press release are expressly qualified by such cautionary statements, risks, and uncertainties, and by reference to the underlying assumptions.

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